Exhibit 10.38

LEAR CORPORATION EXECUTIVE RETIREE HEALTH REIMBURSEMENT ACCOUNT PLAN

AND

SUMMARY PLAN DESCRIPTION

Effective January 1, 2023

TABLE OF CONTENTS

ARTICLE I DEFINITION OF TERMS.......................................................................................... 1
1.1 Definitions...............................................................................................................1
1.2 Gender and Number.............................................................................................… 2

ii

LEAR CORPORATION EXECUTIVE RETIREE HEALTH REIMBURSEMENT ACCOUNT PLAN
AND
SUMMARY PLAN DESCRIPTION

Effective January 1, 2023

INTRODUCTION

Purpose of the Plan. The purpose of the Lear Corporation Executive Retiree Health Reimbursement Account Plan (the “Plan” or “Retiree HRA”) is to provide a limited class of Eligible Retirees of Lear Corporation (“Lear” or the “Plan Sponsor”) a means to obtain reimbursement of eligible health care expenses incurred by such Eligible Retirees. This Plan document, including the information provided in Appendix A (attached hereto), is also the summary plan description for the Plan, providing a non-technical summary of the Plan’s main features and other information relating to the administration of the Plan. This Plan is intended to be a Constituent Program (as defined therein) under the Lear Corporation Retiree Welfare Benefit Plan.

Plan Status. The Plan Sponsor intends that the Plan qualify as a “health reimbursement arrangement,” as that term is defined under IRS Notice 2002-45 (and subsequent guidance) and a medical reimbursement plan under Code Sections 105 and 106, and a Plan that covers former employees consistent with Section 9831(a)(2) of the Code and Section 732(a) of ERISA and will be interpreted at all times in a manner consistent with such intent.

Article 1
DEFINITION OF TERMS

1.1    Definitions.    Whenever used in this Plan, the following terms shall have the meanings set forth below.

“Affiliate” means any entity which, with the Plan Sponsor, is a member of a controlled group of corporations, a group of trades or businesses under common control, an affiliated service group, or a group of corporations otherwise required to be aggregated, as provided in Code Sections 414(b), (c), (m), and (o), respectively.

“Benefit Credit” means the amount deemed credited to a Participant’s HRA Account for the provision of benefits under the Plan as provided in Section 4.2.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time.

“Claims Administrator” means the entity that the Plan Sponsor or Plan Administrator has engaged for the purpose of processing claims under the Plan or otherwise administering benefits under the Plan.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Company” means the Plan Sponsor and its Affiliates who have adopted the Plan pursuant to Section 7.2.

“Eligible Retiree” means a former executive of the Company who meets the conditions in Section 2.2 of the Plan. In no event, however, shall “Eligible Retiree” include (i) any individuals currently and actively employed by the Company, (ii) any individual who was not classified by the Company as an employee (at the time of retirement) of the Company for this purpose, regardless of whether a court or governmental agency determines the individual to be or to have been a former common law employee of the Company, (iii) any executive whose employment was involuntarily terminated for cause or who otherwise violates the terms of any confidentiality or restrictive covenant agreements with the Company or any of its affiliates, or (iv) any individual who is a nonresident alien.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Health Care Expense” means an expense incurred by a Participant for medical, dental, or vision care as defined in Code Section 213(d) and the rules, regulations and Internal Revenue Service interpretations thereunder, including premiums for health care insurance coverage and premiums for long-term care insurance coverage. Health Care Expenses shall not include any amount claimed as a deduction on the federal income tax return of the Participant. Health Care Expenses are incurred when the medical care is provided, not when the Participant is formally billed, charged for, or pays the expenses. Notwithstanding the foregoing, an expense that is incurred for medical, dental, or vision care performed outside of the U.S. shall not be considered a Health Care Expense for purposes of the Plan.

“HRA Account” means the hypothetical account established for a Participant to hold his or her Benefit Credits.

“Participant” means any Eligible Retiree who has satisfied the eligibility and participation requirements of Articles II and III hereof and has not, for any reason, become ineligible to participate in the Plan.

“Plan Administrator” means Lear Corporation and its authorized delegates.

“Plan Year” means the twelve (12)-month period commencing on each January 1.

“Years of Service” means a completed 12-month period beginning on an executive’s employment commencement date (or any reemployment commencement date) and the severance date that next follows such employment commencement date or reemployment commencement date, as determined by the Plan Administrator.

1.2    Gender and Number. When used in this Plan, the masculine shall include the feminine, the singular shall include the plural, and vice versa.

ARTICLE II
ELIGIBILITY FOR BENEFITS

2.1    Participation.    Eligible Retirees may participate in the Plan. Such Eligible Retirees shall commence participation in the Plan in accordance with Section 3.1.

2.2    Eligible Retiree. An Eligible Retiree is a former executive of the Company who meets all of the following conditions:

(a)Retired from the Company on or after January 1, 2023;

(b)At the time of retirement from the Company, the former executive was classified as U.S. salary band E2 or above; and

(c)At the time of retirement from the Company, the former executive attained a combination of years of age and service with the Company and its Affiliates of at least 65, with a minimum age of 55 and at least five years of service with the Company and its Affiliates as determined under the Lear Corporation 2019 Long-Term Stock Incentive Plan or any successor plan.

ARTICLE III
PARTICIPATION

3.1    Commencement of Participation. An Eligible Retiree may become a Participant in this Plan when the last of all of the following events has occurred:

(a)The Eligible Retiree retired; and

(b)To the extent applicable, the Eligible Retiree completed all and any enrollment paperwork (written, electronic, or otherwise) or any enrollment procedures as specified by the Plan Administrator or its delegatee from time to time.

3.2    Cessation of Participation. An Eligible Retiree shall cease to be a Participant on the earliest of:

(a)the date he or she ceases to be an Eligible Retiree for any reason, including death; or the date he or she is rehired as an active employee of the Company or any Affiliate;

(b)the date that the Eligible Retiree fails (after reasonable notice) to provide the Plan Administrator with any information that it reasonably requires including, but not limited to, evidence of the continued satisfaction of the criteria listed in Section 3.1, to the extent applicable;

(c)the effective date of any Plan amendment that renders the Eligible Retiree ineligible to participate;

(d)the termination of the Plan; or

(e)the date the Eligible Retiree breaches any confidentiality or restrictive covenant agreement contained in any written agreement between the Eligible Retiree and the Company or any of its affiliates.

Reimbursement from the Participant’s HRA Account after termination of participation shall be governed by Section 5.3.

ARTICLE IV
FUNDING AND CREDITING

4.1    Funding. The benefits provided herein shall be provided by the Company out of its general assets, and no assets shall be segregated or earmarked for the purpose of providing benefits hereunder, nor shall any person have any right, title or claim to such assets prior to their payment hereunder. As such, each HRA Account established pursuant to the Plan shall be a hypothetical account which merely reflects a bookkeeping concept and does not represent assets that are actually set aside for the exclusive purpose of providing benefits to the Participant under the terms of the Plan or that are protected from the reach of the Company’s creditors.

4.2    Benefit Credits. The Company shall credit the HRA Accounts of Participants with the Benefit Credits provided in this Article IV. Benefit Credits for which an Eligible Retiree is eligible in accordance with this Article IV, will be credited to the HRA Account on January 1 of each Plan Year. An Eligible Retiree who first becomes a Participant during the first six months of the Plan Year shall be eligible to receive a partial Benefit Credit on July 1 of such initial Plan Year. An Eligible Retiree who first becomes a Participant during the second six months of the Plan Year shall be eligible to receive a full Benefit Credit on January 1 of the subsequent Plan Year.

4.3    Amount of Benefit Credit. Each Participant’s HRA Account will be credited with a $10,000 dollar Benefit Credit on January 1 of each Plan Year. An Eligible Retiree who first becomes a Participant during the first six months of the Plan Year shall be credited with a $5,000 dollar partial Benefit Credit on July 1 of such initial Plan Year. An Eligible Retiree who first becomes a Participant during the second six months of the Plan Year shall be eligible to receive a full $10,000 dollar Benefit Credit on January 1 of the subsequent Plan Year. No Carryover of Accounts. Benefit Credits remaining in an HRA Account at the end of a Plan Year shall be forfeited and no amounts shall be carried over to the following Plan Year.

ARTICLE V
BENEFITS

5.1    Provision of Benefits. The Plan will reimburse Participants for Health Care Expenses incurred in one Plan Year, up to the unused amount in the Participant’s HRA Account for such Plan Year. A Participant shall be entitled to reimbursement under this Plan only for

Health Care Expenses incurred after he or she becomes a Participant in the Plan and before his or her participation has ceased. In no event shall any benefits under this Plan be provided in the form of cash or any other taxable or nontaxable benefit other than reimbursement for Health Care Expenses.

5.2    Amount of Reimbursement. At all times during a Plan Year, a Participant shall be entitled to benefits under this Plan for payment of Health Care Expenses in an amount that does not exceed the balance of his or her HRA Account for such Plan Year. Each reimbursement hereunder shall be a debit to such HRA Account available to pay Health Care Expenses under the Plan.

5.3    Expense Reimbursement Procedure. Reimbursement for Health Care Expenses shall be made in accordance with this Section 5.3.

(a)Reimbursement Timing: A Participant desiring to receive reimbursement for Health Care Expenses under this Plan shall submit an application (written, electronic, or otherwise) to the Claims Administrator. Reimbursement requests for Health Care Expenses incurred in one Plan Year must be submitted no later than March 15 following the end of such Plan Year. Notwithstanding the preceding, upon loss of eligibility, as provided in Section 3.2, coverage under the Plan ceases, the Participant shall receive no further Benefit Credits under the Plan, and any Health Care Expenses incurred after such date will not be reimbursed hereunder, even if Benefit Credits remain in the Participant’s HRA Account. The Participant may submit claims for reimbursement for Health Care Expenses incurred prior to his or her loss of eligibility until the funds in the HRA Account are exhausted.

(b)Claims Substantiation: The Plan Administrator has delegated claims administration to the Claims Administrator. The Claims Administrator may require the Participant to furnish a bill, receipt, cancelled check, or other written evidence, explanation of benefits, certification of payment or of obligation to pay Health Care Expenses. The Claims Administrator will reimburse the Participant from general assets of the Company for expenses that it determines are Health Care Expenses, up to the balance in the Participant’s HRA Account, at such intervals as the Plan Administrator may deem appropriate (but not less frequently than quarterly). The Plan Administrator reserves the right to verify to its satisfaction all claimed Health Care Expenses prior to reimbursement. Unless Claims Administrator documents indicate otherwise, each request for reimbursement shall include the following information:

(1)the amount of the Health Care Expense for which reimbursement is requested;

(2)the date the Health Care Expense was incurred;

(3)a brief description and the purpose of the Health Care Expense;

(4)the name of the person, organization or other provider to whom the Health Care Expense was paid;

(5)a statement that the Participant has not been and will not be reimbursed for the Health Care Expense by insurance or otherwise, and has not been allowed a deduction in a prior year (and will not claim a tax deduction) for such Health Care Expense under Code Section 213; and

(6)a written bill from an independent third party stating that the Health Care Expense has been incurred and the amount of such expense and, at the discretion of the Plan Administrator or Claims Administrator, a receipt showing payment has been made.

Claims will be paid in the order in which they are filed with the Claims Administrator and will be charged to the HRA Account of the Participant who submits the claim. The Plan Administrator may establish such other rules as it deems desirable regarding the frequency of reimbursement of expenses, the minimum dollar amount that may be requested for reimbursement, per request or aggregated over a period of time and the maximum amount available for reimbursement during any single month.

(c)Claims Timing and Denials: The Claims Administrator and/or Plan Administrator shall review a claim and appeals in the manner described in Appendix A.

(d)Legal Action. A claimant may not take legal action against the Plan unless the claimant has exhausted the claims and appeals procedures described in the Plan. Prior to commencing legal action, the claimant must notify the Plan Administrator of the claimant’s intention to file a civil suit within 90 days of the date the claimant is notified that the claim on review has been denied. Any civil suit must be brought within one year of the date the claimant is notified that the claim on review has been denied.

5.4    Death. In the event the Eligible Retiree dies his or her HRA Account shall be immediately forfeited upon his or her death; provided, however, that his or her estate or representatives may submit claims for Health Care Expenses incurred by the Eligible Retiree prior to the Eligible Retiree’s death, as long as such claims are submitted no later than one-hundred eighty (180) days after the Eligible Retiree’s death.

5.5    Nondiscrimination. The Plan Administrator may limit, reallocate or deny any benefit to any Participant who was a highly compensated individual (as defined in Code Section 105(h)) to the extent necessary to avoid discrimination under Code Section 105(h).

ARTICLE VI
ADMINISTRATION

6.1    Plan Administrator. The Plan Administrator shall be responsible for the performance of all reporting and disclosure obligations under ERISA, and all other obligations required to be performed by the plan administrator under ERISA or the Code, except such obligations and responsibilities as may be delegated under the Plan to such person or entity as the Plan Administrator designates. The Plan Administrator shall be the designated agent for service of legal process with respect to the Plan.

6.2    Duties of the Plan Administrator.
.
(a)The Plan Administrator shall have the sole discretion and authority to control and manage the operation and administration of the Plan.

(b)The Plan Administrator shall have complete discretion to interpret the provisions of the Plan, make findings of fact, correct errors, supply omissions, and determine the benefits payable under this Plan. All decisions and interpretations of the Plan Administrator made in good faith pursuant to the Plan shall be final, conclusive and binding on all persons, subject only to the claims procedure described in Appendix A, which is hereby incorporated into the Plan by reference.

(c)The Plan Administrator shall have all other powers necessary or desirable to administer the Plan, including all powers delegated to the Plan Administrator by the Company.

6.3    Allocation and Delegation of Duties. The Plan Administrator shall have the authority to allocate, from time to time, by instrument in writing filed in its records, all or any part of its responsibilities under the Plan to one or more of its employees, officers or members or service providers as may be deemed advisable (and may authorize such person to delegate such responsibilities to such other person or persons as the Plan Administrator shall authorize), and in the same manner to revoke such allocation of responsibilities.

ARTICLE VII
GENERAL PROVISIONS

7.1    Amendment and Termination. Although the Plan Sponsor intends to maintain the Plan for an indefinite period, the Plan Sponsor (or its delegate) reserves the right to amend, modify, or terminate this Plan at any time, and without prior notice, including but not limited to the right to modify persons eligible for participation, benefits paid by the Plan, and the amount of Benefit Credits to be credited or owed, and, to the full extent allowed by applicable law, including, but not limited to, the right to reduce or eliminate any existing HRA Accounts or obligation owed.

7.2    Adoption by Affiliates. Any Affiliate, with the consent of the Plan Sponsor and under such terms and conditions as the Plan Sponsor may prescribe, may become a Company hereunder. By its adoption of the Plan and participation therein, each Company agrees to be bound by the terms of the Plan, as amended from time to time.

7.3    Company Liability. Benefits under the Plan shall be paid by the Company out of the Company’s general assets. Specifically, and notwithstanding anything herein to the contrary, the Company who employed an Eligible Retiree as of the date of his or her qualifying retirement shall be solely responsible for the payment of benefits to such Eligible Retiree. A Company shall have no liability with respect to the payment of any benefits hereunder to any individual last employed by any other Company prior to eligibility under the Plan, or his or her s, family members, or domestic partners. If any benefit from the Plan paid to or on behalf of a Participant should not have been paid or should have been paid in a lesser amount, and the Participant or other recipient fails to repay the amount promptly, then the overpayment may be recovered by the Plan Administrator to the extent permitted by law from any monies then payable, or which may become payable, in the form of salary, wages, or benefits payable under any Company-sponsored benefit programs.

7.4    Alienation of Benefits. No further Benefit Credits shall be made to the HRA Account on behalf of a deceased Participant. None of the benefits, rights or privileges under the Plan may be voluntarily or involuntarily assigned or alienated, and any attempt to do so shall be void and unenforceable.

7.5    Facility of Payment. If the Plan Administrator deems any person incapable of receiving benefits to which he or she is entitled by reason of minority, illness, infirmity, or other incapacity, it may direct that payment be made directly for the benefit of such person or to any person selected by the Plan Administrator to disburse it, whose receipt shall be complete acquittance therefor. Such payments shall, to the extent thereof, discharge all liability of the Plan Administrator, Plan Sponsor and the Company.

7.6    Lost Distributees. Any benefit payable hereunder shall be deemed forfeited if, after reasonable efforts, the Plan Administrator is unable to locate the Participant to whom payment is due.

7.7    Status of Benefits. Neither the Company nor the Plan Administrator makes any commitment or guarantee that any amounts paid to or for the benefit of a Participant under this Plan will be excludable from the Participant’s gross income for federal, state, or local income tax purposes. It shall be the obligation of each Participant to determine whether each payment under this Plan is excludable from the Participant’s gross income for federal, state, and local income tax purposes and to notify the Plan Administrator or Company if the Participant has any reason to believe that such payment is not so excludable. Any Participant, by accepting a benefit under this Plan, agrees to be liable for any tax that may be imposed with respect to those benefits, plus any interest as may be imposed.

7.8    Applicable Law. The Plan shall be construed and enforced according to the laws of the state of Michigan, to the extent not preempted by any Federal law.

7.9    Severability. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision, and this Plan shall be construed and enforced as if such provision had not been included.

EXECUTION PAGE

In Witness Whereof, Lear Corporation has caused the Lear Corporation Executive Retiree Health Reimbursement Account Plan, to be executed by the undersigned duly authorized signator this _____ day of March 2023.

Lear Corporation

By:
Laura Patterson
Vice President, Total Rewards

Appendix A
Additional Information for Summary Plan Description

This Appendix A and the Plan’s plan document constitute the summary plan description of the Plan. References in this Appendix A to “you” or “your” are references to the Participant. Any term capitalized but not defined in this Appendix A will have the meaning set forth in the Plan. To the extent that any of the information contained in this Appendix A or any information you receive orally is inconsistent with the official plan document, the provisions set forth in the plan document will govern in all cases.

General Plan Information

Employer/Plan Sponsor:	Lear Corporation 21557 Telegraph Road Southfield, MI 48033 248-447-1500
Plan Administrator:	Lear Corporation, or its delegate 21557 Telegraph Road Southfield, MI 48033 248-447-1500
Plan Name:	Lear Corporation Executive Retiree Health Reimbursement Account Plan (or “Retiree HRA”) a Constituent Program of the Lear Corporation Retiree Welfare Benefit Plan.
Type of Plan:	The Plan is an “employee welfare benefit plan” and, in relevant parts, a “group health plan” for purposes of ERISA.
Eligibility:	See Article II for the Retiree HRA’s eligibility requirements.
Source of Funds:	To the extent that a Participant acquires a right to receive benefits under the Plan and such benefit is funded from the Employer’s general assets, such right shall be no greater than the right of an unsecured general creditor of the Employer.
Source of Plan Contributions and Cost of Coverage:	Premiums for coverage under the Plan and the Constituent Programs may be paid partly or wholly by the Employer out of its general assets.
Plan Number:	547
Plan Sponsor’s Employer Identification Number:	13-3386776
Agent for Service of Legal Process:	The Plan Administrator

Last Day of the Plan Year:	December 31
Type of Administration:	The Plan Administrator may allocate or delegate its responsibilities for the administration of the Plan to others and employ others to carry out or give advice with respect to its responsibilities under the Plan.
The Plan Administrator has sole and absolute discretion to decide all questions or controversies and to interpret and apply all terms of the plan. The decision of the Plan Administrator will be binding upon all persons dealing with the plan or claiming a benefit under the plan.

Your Rights Under ERISA

As a participant in the Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act (“ERISA”). ERISA provides that all Plan Participants shall be entitled to:

•Receive information about the Plan and benefits offered under the Plan.
•Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as work-sites and union halls, all documents governing the Plan, including insurance contracts, collective bargaining agreements and a copy of the latest annual report (Form 5500 series) filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefit Security Administration.
•Obtain, upon written request to the Plan Administrator, copies of all documents governing the operation of the Plan, including insurance contracts and collective bargaining agreements, and copies of the latest annual report (Form 5500 series) and updated summary plan description. The Plan Administrator may make a reasonable charge for the copies.
•Receive a summary of the Plan’s annual financial report (if any). The Plan Administrator is required by law to furnish each Participant with a copy of this summary annual report.
•Continue Group Health Plan Coverage. You may continue health care coverage for yourself if there is a loss of coverage under the Plan as a result of a qualifying event. You will have to pay for such coverage.

Prudent Action by Plan Fiduciaries

In addition to creating rights for Plan Participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate your Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan Participants and beneficiaries. No one, including the Employer, or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit or exercising your rights under ERISA.

Enforce Your Rights

If your claim for a benefit is denied or ignored in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.
Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest annual report from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits that is denied or ignored, in whole or in part, you may file suit in a state or federal court. In addition, if you disagree with the Plan’s decision or lack thereof concerning the qualified status of a domestic relations order or a medical child support order, you may file suit in a federal court. If it should happen that Plan fiduciaries misuse the Plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous. However, no legal action may be commenced or maintained against the Plan prior to your exhaustion of the Plan’s claims procedures described in this Plan document and SPD.

Assistance With Your Questions

If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the U.S. Department of Labor, Employee Benefits Security Administration, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You also may obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

Continuing Coverage Under COBRA

Under COBRA, you must receive the opportunity to extend your group health coverage at group rates in certain circumstances when coverage under the Constituent Programs would otherwise end.

Sometimes, filing a proceeding in bankruptcy under title 11 of the United States Code can be a qualifying event. If a proceeding in bankruptcy is filed with respect to Lear, and that bankruptcy results in a loss of your coverage under the Plan, you may become a qualified beneficiary.

Claims and Appeal Procedures

Filing a Claim

Claims must be submitted to the appropriate claims administrator within the time frames set forth elsewhere in this Summary Plan Description. Claims for benefits under the plan must be made on a form provided for that purpose by the Plan Administrator or claims administrator.

You may authorize a representative to act on your behalf in pursuing a benefit claim or an appeal of an adverse benefit determination. However, the Plan may establish reasonable procedures for determining whether an individual has been authorized to act on your behalf.

The term “adverse benefit determination,” as it is used in these claims procedures, means any of the following: a denial, reduction, or termination of, or a failure to provide or make payment (in whole or in part) for, a benefit, including any such denial, reduction, termination, or failure to provide or make payment that is based on a determination of a participant’s or beneficiary’s eligibility to participate in the plan, and including a denial, reduction, or termination of, or a failure to provide or make payment (in whole or in part) for, a benefit resulting from the application of any utilization review, as well as a failure to cover an item or service for which benefits are otherwise provided because it is determined to be experimental or investigational or not medically necessary or appropriate.

Post-Service Claims

The claims administrator will notify you in writing of any adverse benefit determination within 30 days after receipt of the claim. This period may be extended one time by the Plan for up to 15 days, provided that such an extension is necessary due to matters beyond the control of the Plan and you are notified, prior to the expiration of the initial 30-day period, of the circumstances requiring the extension of time and the date by which a decision is expected. If such an extension is necessary due to your failure to submit the information necessary to decide the claim, the notice of extension shall specifically describe the required information, and you will be afforded at least 45 days from receipt of the notice within which to provide the specified information.

Notification of Adverse Benefit Determination

Under federal law, you are entitled to notification of the Plan’s determination regarding a claim for benefits. Please note that benefit determinations are based only on whether benefits are available under the Plan for the proposed treatment or procedure. The determination as to whether the pending health service is necessary or appropriate is between you and your physician.

If the Plan denies your claim, in whole or in part, it will provide you with written notification of the adverse benefit determination. The notification will contain the following information:

•The specific reason or reasons for the adverse determination;

•Reference to the specific plan provisions on which the determination is based;

•A description of any additional material or information necessary for you to perfect the claim and an explanation of why such material or information is necessary; and

•A description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of your right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

•If an internal rule, guideline, protocol, or other similar criterion is relied upon in making the adverse determination, you will be given either the specific rule, guideline, protocol or criterion, or a statement that such a rule, guideline, protocol, or criterion was relied upon in making the adverse benefit determination and that a copy of such rule, guideline, protocol, or criterion will be provided free of charge to you upon request; and

•If an adverse benefit determination is based on medical necessity or an experimental treatment or other similar exclusion or limit, you will be given either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to your medical circumstances, or a statement that such explanation will be provided free of charge upon request.

Calculation of Time Periods
For purposes of benefit determinations, the period of time within which a benefit determination is required to be made will begin at the time a claim is filed in accordance with the reasonable procedures of the Plan, without regard to whether all the information necessary to make the benefit determination accompanies the filing. In the event that a period of time is extended due to your failure to submit information necessary to decide a claim, the period for making the benefit determination will be suspended from the date on which the notification of the extension is sent to you until the date on which you respond to the request for additional information.

Appealing an Adverse Benefit Determination
In General. You may bring a civil action under Section 502(a) of ERISA only after exhausting your administrative remedies under the Plan, as described in this section “Appealing an Adverse Benefit Determination.” If you feel that your claim has been denied erroneously, you can appeal the denial and have your claim reviewed by submitting a written request to the claims administrator. You have 180 days to appeal from the date you are notified of the denial. If you fail to request an appeal within any of the required time-frames, it shall be conclusively determined for all purposes that the denial of the claim is correct. You may submit written comments, documents, records, and other information relating to the claim for benefits, and these comments, documents, records, and other information will be taken into account without regard as to whether they were submitted or considered in the initial benefit determination.

You will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to your claim for benefits. A document, record, or other information is relevant to a claim for benefits if the document, record, or information:

•Was relied upon in making the benefit determination;

•Was submitted, considered, or generated in the course of making the benefit determination, without regard to whether the document, record, or information was relied upon in making the adverse benefit determination;

•Demonstrates compliance with the administrative processes and safeguards that ensure and verify that benefit claim determinations are made in accordance with governing plan documents and that, where appropriate, the plan provisions have been applied consistently; or

•Constitutes a statement of policy or guidance with respect to the Plan concerning the denied treatment option or benefit for your diagnosis, without regard to whether such advice or statement was relied upon in making the adverse benefit determination.
•
The review will not afford deference to the initial adverse benefit determination and will be conducted by an appropriate named fiduciary of the plan who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual. The Plan Administrator shall have final authority to review any decision made by the claims administrator.

In deciding an appeal of any adverse benefit determination that is based on medical judgment, including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, medically necessary, or appropriate, the fiduciary will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment. The Plan will identify any medical or vocational experts whose advice was obtained on behalf of the Plan in connection with your adverse benefit determination, without regard to whether the advice was relied upon in making the adverse benefit determination. Any health care professional that is engaged for purposes of a consultation for deciding an appeal of an adverse benefit determination that involves medical judgment will be an individual who is neither an individual who was consulted in connection with the adverse benefit determination, nor the subordinate of such individual.

Appeal of Post-Service Claim Denials. To begin the appeal procedure for claim denials of post-service claims, you must write or call the claims administrator and request a review of your claim. In the case of a post-service claim, you will be notified of the Plan’s benefit determination on review within a reasonable period of time. Such notification shall be provided not later than 60 days after the Plan’s receipt of your request for review of an adverse benefit determination.

Notification of Benefit Determination on Review. The claims administrator will provide you with written notification of the Plan’s benefit determination on review. In the case of an adverse benefit determination, the notification shall set forth:

•The specific reason or reasons for the adverse determination;

•Reference to the specific plan provisions on which the determination is based;

•A statement that you are entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to your claim for benefits (see the section above entitled “Appealing an Adverse Benefit Determination” for an explanation of which documents, records, and information are considered relevant to your claim);

•a description of any voluntary appeal procedures offered by the Plan and your right to obtain information about such procedures;

•A statement of your right to bring an action under Section 502(a) of ERISA; and

•The following statement: “You and your plan may have other voluntary dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your state insurance regulatory agency.”

•If an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, you will be provided with either the specific rule, guideline, protocol, or criterion, or a statement that such rule, guideline, protocol, or criterion was relied upon in making the adverse determination and that a copy of the rule, guideline, protocol, or criterion will be provided to you free of charge upon request;

•If the adverse benefit determination is based on medical necessity or an experimental treatment or similar exclusion or limit, you will be provided with either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to your medical circumstances, or a statement that such explanation will be provided free of charge upon request.

Legal Action. A claimant may not take legal action against the Plan unless the claimant has exhausted the claims and appeals procedures described in the Plan. Prior to commencing legal action, the claimant must notify the Plan Administrator of the claimant’s intention to file a civil suit within 90 days of the date the claimant is notified that the claim on review has been denied. Any civil suit must be brought within one year of the date the claimant is notified that the claim on review has been denied.